SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934



Filed by the Registrant                           [X]
Filed by a Party other than the Registrant        [_]

Check the appropriate box:
[_]     Preliminary Proxy Statement
[_]     Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]     Definitive Additional Materials
[_]     Soliciting Material Pursuant to (ss.)240.14a-11(c) or (ss.)240.14a-12


                              VERIDIUM CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          -------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total Fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
                                    -------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
                                                          ---------------------
         (3) Filing Party:
                          -----------------------------------------------------
         (4) Date Filed:
                         ------------------------------------------------------

To Veridium Stockholders:                                        April 29, 2004



     On behalf of the Board of Directors of Veridium Corporation, I would like to invite you to attend the 2004 Annual Meeting of Stockholders, to be held at 10:00 a.m. June 30, 2004, in Paterson, New Jersey.

     Information about the Annual Meeting is presented on the following pages. In addition to the formal items of business, the meeting will include a report by members of management on Company operations. Attending stockholders will have an opportunity to ask questions of our management team.

     Your vote is very important. The Board of Directors unanimously supports each of the herein proposals and recommends your vote in favor of each of them. You can ensure that your shares are represented at the meeting by completing, signing and returning the enclosed proxy forms in the enclosed envelope.

     Thank you for your continued interest and support. We hope that you are able to attend the meeting and we look forward to seeing you in the event you are able to do so.





                                           Best Regards,

                                           VERIDIUM CORPORATION



                                           ---------------------------------
                                           Kevin Kreisler
                                           Chairman and Chief Executive Officer

                              VERIDIUM CORPORATION
                   1 Jasper Street, Paterson, New Jersey 07522

             ------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF stockHOLDERS
                            TO BE HELD JUNE 30, 2004
             ------------------------------------------------------


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Veridium Corporation (the "Company") will be held at The Brownstone House, 351 West Broadway, Paterson, New Jersey 07522 on June 30, 2004 at 10:00 a.m. Eastern Daylight Savings Time for the following purposes:

1. To elect members of the Board of Directors of the Company to serve until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected.

2. Such other business as may properly come before the Annual Stockholders' Meeting or any adjournment thereof.

Stockholders of record at the close of business on May 26, 2004 are entitled to notice of and to vote at the Annual Meeting of Stockholders.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting in person, please date, sign and mail your proxy in the enclosed envelope to ensure that your shares will be represented at the meeting.



                                           By Order of the Board of Directors,

                                           Veridium Corporation



                                           ---------------------------------
                                           Richard Krablin, PhD
                                           Secretary





YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                              VERIDIUM CORPORATION
                   1 Jasper Street, Paterson, New Jersey 07522

             ------------------------------------------------------

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 30, 2004
             ------------------------------------------------------

This Proxy Statement is furnished to the stockholders of Veridium Corporation, a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held on June 30, 2004 at The Brownstone House, 351 West Broadway, Paterson, New Jersey 07522 at 10:00 a.m. Eastern Daylight Savings Time.

Proxy Solicitation

Proxies in the accompanying form properly executed and received prior to the meeting and not revoked, will be voted as specified or, if no instructions are given, will be voted in favor of the proposal described herein. Proxies may be revoked at any time prior to the meeting by written notice to the Secretary of the Company. The cost of this solicitation shall be borne exclusively by the Company. Solicitations of proxies by telephone or in person may be made by the Company's directors, officers or other employees, but any such solicitation will be carried on during working hours and for no additional cost, other than the time expended and telephone charges in making such solicitation. Directors, officers and employees will not receive additional remuneration for soliciting proxies. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. The approximate date on which this Proxy Statement and the accompanying proxy form are scheduled to be sent to the stockholders is May 27, 2004.

General

The holders of the Company's Common Stock, $0.001 par value (the "Common Stock"), and Series A Preferred Equity and Series B Preferred Equity, $0.001 par value (the "Series A Preferred Equity" and the "Series B Preferred Equity"), vote as a single class. Each issued and outstanding share of these securities are entitled to one, five and twenty-five votes, respectively. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is May 1, 2004. On the record date, 24,791,776 shares of Common Stock, 1,881,366 shares of Series A Preferred Equity, and 945,992 shares of Series B Preferred Equity were outstanding and eligible to be voted at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The sole matter proposed to be considered at the Annual Meeting is the election of directors. The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock, Series A Preferred Equity and Series B Preferred Equity who cast a vote at the Annual Meeting is required to elect such directors. Shares which abstain from voting, and shares held in street name by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to the sole Proposal will be counted for purposes of determining whether a quorum is present but will not be counted as votes in favor of such Proposal. Accordingly, abstentions and "broker non-votes" with respect to voting on any of the Proposals shall not constitute a vote cast.

Voting by Proxy

All properly executed proxy cards delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the Proposal. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their best judgment. Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Corporation, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

        DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Name                         Age  Position
-------------------------------------------------------------------------------
Kevin Kreisler               31  Chairman of the Board of Directors
                                  and Chief Executive Officer
James Green                  50  Director, President, Chief Operational Officer
                                  and Acting Chief Financial Officer
Richard Krablin              58  Secretary and Chief Compliance Officer
James Hanrahan               46  Director
Stephen Lewen                50  Director

Kevin Kreisler, Chairman of the Board and Chief Executive Officer of the Company, served as president from February 2000 to the present, vice president from January 1998 to February 2000 and has been a director from July 1998 to the present. Mr. Kreisler has also worked for the Company in various capacities since1989. Mr. Kreisler is a graduate of Rutgers University College of Engineering (B.S., Civil and Environmental Engineering, 1994), Rutgers University Graduate School of Management (M.B.A., 1995), and Rutgers University School of Law (J.D., 1997). Mr. Kreisler is admitted to practice law in New Jersey and the United States District Court for the District of New Jersey. His current term as a director expires in 2006.

James Green, the Company's President, Chief Operational Officer and Acting Chief Financial Officer, was recently the vice president and an owner of the former environmental services division of R.M. Jones & Co., Inc. ("Jones"). Mr. Green was formerly employed as the Chief Operations Officer for Heritage Environmental Services, and as Vice President for Laidlaw, Inc., where he was responsible for what is now the chemical services division of Clean Harbors, with 24 operations in North America, over 1500 employees and $200 million in revenue. He has also served as president of North East Solvents, where he grew a $40 million company from sales of $4 million within four years before being acquired by Laidlaw, Inc. Mr. Green holds undergraduate and advanced degrees in biochemistry and medicinal chemistry and has participated in executive MBA programs. His current term as a director expires in 2006.

Dr. Richard Krablin, the Company's Secretary and Chief Compliance Officer, most recently in his career served as Senior Vice President of Environment, Health and Safety for Horsehead Industries, Inc., the premier zinc recycler in the country. Prior to joining Horsehead, Dr. Krablin had a multi-tasked career with Atlantic Richfield Company (ARCO) where he directed the worldwide environmental affairs of the mining and mineral processing subsidiary and managed the legacies and Superfund sites of the former Anaconda Company. Dr. Krablin started his industry career with the Anaconda Company in Montana. Dr. Krablin has a Ph.D. and M.S. in physics from Drexel University in Philadelphia and a B.S. in physics from Lafayette College, and is a graduate of the Stanford Executive Program for business leaders. His current term as a director expires in 2005.

James Hanrahan has over 20 years of diversified business experience, beginning at UOP Process Division (Allied Signal-Honeywell) where he held positions in process development, technical service and marketing. UOP is a world leader in the development and licensing of oil refining technology. For the next two years, Mr. Hanrahan was Commercial Development Manager at W.R. Grace, a specialty chemicals conglomerate, where he focused on the commercialization of new water treatment and membrane technologies. Mr. Hanrahan next worked for Horsehead Resource Development ("HRD"), a world leader in specialty inorganic hazardous waste recycling primarily servicing the U.S. steel industry. Mr. Hanrahan joined HRD in 1990 in its late IPO stages as Manager of Business Development and then became, in sequence, Director of Finance, Vice President of Finance, then Senior Vice President and Division Head of HRD. Mr. Hanrahan is currently Senior Vice President and Chief Financial Officer of CDI Engineering Solutions, Inc., a subsidiary of CDI Corporation, a global provider of engineering and information technology project delivery and specialty staffing services with approximately $1.2 billion in revenue. Mr. Hanrahan received a M.B.A from the University of Chicago and a B.S. in Chemical Engineering from Cornell University. Mr. Hanrahan is the Chairman of the Company's Audit Committee to the Board of Directors. His current term as a director expires in 2005.

Dr.  Stephen  Lewen,  the  Chairman  of  the  Company's  Executive  Compensation
Committee to the Board of Directors, is a physician and owner of prominent ophthalmology practice in New York. Dr. Lewen has held a critical role in the development of the Company's business model commencing with the Company's predecessor's early stage research and development. Dr. Lewen, 50, is a graduate of Cornell University, Columbia University and Chicago Medical School. His current term as a director expires in 2005.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the "beneficial ownership" of the Company's Common Stock as of May 26, 2004 by each of the Company's directors and executive officers, all current directors and executive officers as a group, and persons or groups owning more than 5% of the outstanding Common Stock. This information is based upon information received from or on behalf of the named individuals. SEC Rule 13d-3 under the Securities Exchange Act of 1934 defines "beneficial ownership" to mean the right to vote or exercise investment power, or to share in the right to vote or exercise investment power, with respect to the specified securities, whether or not the specified person has any economic interest in the specified securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The percentage ownership is based on 24,791,776 shares of Common Stock, 1,881,366 shares of Series A Preferred Equity, and 945,992 shares of Series B Preferred Equity were outstanding and eligible to be voted at the Annual Meeting.

Name and Address of Beneficial Owner          Amount and Nature of Beneficial Ownership  Percent and Class of Stock
--------------------------------------------------------------------------------------------------------------------
Kevin Kreisler                                                               1,679,645           6.78% Common Stock

James Green                                                                  1,450,000           5.85% Common Stock
                                                                               200,000    21.14% Series B Preferred

Richard Krablin                                                                150,000           0.61% Common Stock
                                                                                67,617     7.15% Series B Preferred

James Hanrahan (1)                                                             117,857           0.48% Common Stock
                                                                                11,250     1.19% Series B Preferred

Stephen Lewen (1)                                                               28,571           0.12% Common Stock
                                                                                30,875     3.26% Series B Preferred

Current executive officers and directors as a group (5 persons) (1)          3,426,074          13.82% Common Stock
                                                                               309,742    32.74% Series B Preferred

Viridis Capital, L.L.C. (2)                                                    963,199           3.89% Common Stock
P.O. Box 284                                                                 1,881,366   100.00% Series A Preferred
Mount Arlington, New Jersey 07856                                              623,750    65.94% Series B Preferred

1. Includes the following number of shares of Common Stock which may be acquired under stock options which are exercisable within 60 days of May 26, 2004: Mr. Hanrahan (42,857 shares) and Mr. Lewen (28,571 shares).

2. Ownership includes 963,199 shares of Common Stock, 1,254,244 shares of Series A Preferred Equity and 173,750 shares of Series B Preferred Equity held in trust for the benefit of other individuals, as to which Mr. Kreisler shares voting and investment authority. Viridis Capital, L.L.C., is an affiliate of Mr. Kreisler.

                              ELECTION OF DIRECTORS
                             (Item 1 on Proxy Form)

The Board of Directors of the Company is currently composed of five directors. One group of directors is elected each year for a term of three years. Unless otherwise specified therein, shares represented by the enclosed proxy will be voted at the Annual Meeting to elect one director of the Company for a three-year term, until the 2007 Annual Meeting of Stockholders and until their respective successors shall be duly elected. In the event that one or more of the nominees is unable to stand for election (which event is not now contemplated), the holders of the enclosed proxy will vote for the election of a nominee or nominees acceptable to the remaining members of the Company's Board of Directors.

The Board of Directors unanimously recommends that stockholders vote "FOR" the proposal to elect Mr. Robert C. Shinn, Jr., as a director.

Biographical Information of Board Nominee

During his tenure as the longest-running Commissioner of the New Jersey Department of Environmental Protection (1994-2002), Robert C. Shinn, Jr. accomplished many meaningful goals, including: the creation of the National Environmental Performance Partnership program; the formation of New Jersey's Office of Innovative Technology and Market Development where he initiated enhanced regulatory processes, the first of their kind in the nation, to help businesses achieve superior environmental results and prevent pollution; and the creation of New Jersey's Greenhouse Gas Sustainability Program, another first in the country.

Mr. Shinn also presided over and participated in a number of governmental bodies during his term as Commissioner of the NJDEP, including his roles as:

- President of the Environmental Council of States (ECOS), a national association of state environmental commissioners who work closely with the USEPA and Congressional leaders to ensure state input on federal environmental legislation and policy.

- Founder and President of the Environmental Research Institute of States, a 501C3 corporation (ERIS), from 1996 - 2002; ERIS now has 41 member states, is host to the Interstate Technology Regulatory Council (ITRC), and is funded by the Departments of Defense and Energy, the US Army, Navy and Air Force, and the USEPA.

- Chairman of the Ozone Transport Commission (OTC), a group created by Congress to develop regional strategies to reduce ground-level ozone pollution in 12 Northeastern states.

- Appointed by the USEPA to the post of Vice Chairman and member of the Executive Committee of the Ozone Transport Assessment Group (OTAG), comprising 37 states east of the Rocky Mountains, chairing the Air Quality Modeling and Assessment Committee.

- Elected member of the Executive Assembly of the North American Research Strategy for Tropospheric Ozone (NARSTO), an international public/private partnership to develop and implement strategies to reduce ozone in the United States, Canada, and Mexico.

- Vice Chairman to the Board of Directors of the Center for Clean Air Policy, an international air policy think tank organization based in Washington DC with satellite offices in New York and Europe.

- Member of the Title VI Implementation Advisory Committee of the National Advisory Council for Environmental Policy and Technology of the USEPA.

- Representative of the United States State Department before the United Nations on the issue of global environmental sustainability.

Mr. Shinn is a U.S. Army veteran and has held a variety of political offices in New Jersey, including state assemblyman, freeholder and committeeman. He also served as a director of Mount Holly State Bank and BMJ Financial from 1968 to 1993, and was the President of Hollyford Enterprises, Inc., a manufacturer and supplier of industrial products until 1994. Mr. Shinn holds two U.S. patents and an honorary doctorate in mechanical engineering from Stevens Institute of Technology.

Mr. Shinn is currently the president of an environmental consultancy dedicated to environmental sustainability and stewardship that represents clients in the public and private sectors.

Compensation of Directors

According to the Company's 2003 Stock Option/Stock Issuance Plan, approved by stockholders at the 2003 Annual Meeting, each director who is not an employee of the Company receives, at the discretion of the Board of Directors, an annual fee of $20,000, paid quarterly in the form of a five-year, non-qualified stock option to purchase that number of shares of the Company's Common Stock as determined by dividing such quarterly compensation by the trailing ninety-day average market price for the Company's Common Stock. Non-employee Board Members that participate on the executive compensation committee to the Board of Directors receive an additional fee of $5,000 per year, paid on the same basis; participants on the audit committee to the Board of Directors receive an additional fee of $10,000 per year, paid on the same basis. Directors are reimbursed for expenses incurred in connection with service on the Board. Total fees paid on the above described basis to outside directors in 2003 were as follows: Mr. Hanrahan, $7,500, and Mr. Lewen, $5,000.

Governance of the Company

Pursuant to the Delaware General Corporation Law and our by-laws, our business, property and affairs are managed by or under the direction of our Board of Directors. The Board is responsible for selection of the Chief Executive Officer and for advising the Chief Executive Officer with respect to the selection of a management team, providing oversight responsibility and direction to management and evaluating the performance of management on behalf of the stockholders. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. During fiscal 2003, the Board of Directors held six (6) meetings, and all directors attended at least 75% of each of the meetings of the Board and the committees on which they serve. All members of the Board attended the annual meeting of stockholders.

The Board has established two committees, the Audit Committee and the Compensation Committee. With the election of the current nominees, the Board will be comprised of a majority of "independent directors" as defined by the rules of the Nasdaq Stock Market. With the election of the current nominees, the Board intends to ensure each of its committees consist solely of non-employee "independent directors," as defined by the rules of the Nasdaq Stock Market which are applicable to membership on such committees, and that each member of each committee is free of any relationship that would interfere with his ability to exercise independent judgment.

Based upon his training and experience as described above under "Directors and Executive Officers of the Company," the Board has also determined that James Hanrahan qualifies as an "audit committee financial expert," as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. All members of the committees are appointed by the Board, and each committee operates under a charter approved by the Board. These charters are available as exhibits to certain of the Company's securities filings, which can be accessed on the Company's website at www.veridium.com.

Audit Committee to the Board of Directors

The Audit Committee during 2003 consisted of James Hanrahan, Chairman of the Audit Committee, Stephen Lewen and Ron Pagano. Mr. Pagano served as a member of the committee until February 2004. The primary functions of the Audit Committee are to recommend the selection of independent public accountants, to review the scope of and approach to audit work, and to meet with and review the activities of the Company's internal accountants and the independent public accountants. During 2003, there were three meetings of the Audit Committee, of which one was held by conference call.

Compensation Committee to the Board of Directors

During 2003, Stephen Lewen, Chairman of the Committee, Chris Jones and Jim Hanrahan served on the Compensation Committee. Mr. Jones resigned from the Committee and the Board on November 30, 2003, and has not been replaced. The primary responsibilities of the Compensation Committee are the recommendation of a compensation package for the Chief Executive Officer to the full Board of Directors, review and approval of other senior executive officer compensation, review and approval of corporate management compensation policies and management of the Company's stock option and equity incentive plans. The Committee also works with the Chief Executive Officer in developing annual goals for the Chief Executive Officer and his senior executive staff and evaluates their success in achieving those goals at the end of each year. From September 2003, the time of the Company's 2003 Annual Meeting, to December 2003, there were no compensation matters reviewed as the Company's executive officers voluntarily reduced their salaries by between 10% and 50% during 2003.

Corporate Governance Committee

The Company intends to form its Corporate Governance Committee at the first regular meeting of its Board of Directors subsequent to its 2004 Annual Meeting. The charter for this committee will be formalized at that time. The primary responsibilities of the Corporate Governance Committee will be to serve as a nominating committee for directors and board officers, to recommend committee structures, review director compensation, monitor the Company's social responsibility programs and assist the Board in reviewing the performance of the Board and the Chief Executive Officer.

The Corporate Governance Committee will be comprised of independent board members and will work with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors which include, in addition to high personal and professional ethics, integrity and values, particular industry or geographic experience, understanding of the business of the Company, particular disciplines such as finance, marketing, sales and management, and personal, educational and professional background. The Board will evaluate each individual in the context of the Board as a whole, with the objective of recommending directors who provide a diversity of experiences and will best perpetuate the success of the business and exercise sound judgment in representing the interests of stockholders. In determining whether to recommend a director for re-election, the Committee will also consider the director's past attendance at meetings and contributions to the activities of the Board. In the past, nominees for the Board have been submitted by members of the Board. However, the Corporate Governance Committee will consider stockholder recommendations for Board candidates. For the 2005 annual meeting of stockholders, names of potential Board candidates should be received no later than December 31, 2004. The Committee will use the same evaluation method described above in assessing candidates recommended by stockholders. The name of any recommended candidate for director, together with a brief biography, a document indicating the candidate's willingness to serve, and evidence of the nominating person's ownership of Company stock, should be sent to the Chairman, Corporate Governance Committee, at the address of the Company.

Stockholders and other interested parties may communicate with the Board by mail. To communicate with the Board, correspondence should be addressed to Kevin Kreisler, Chairman, c/o Corporate Governance Committee, Veridium Corporation. All correspondence received as such will be opened by the office of the Company's counsel for the purpose of determining whether the contents represent a message to directors. Any communication that is not in the nature of advertising, promotions of a product or service, or patently offensive material, will be forwarded promptly to the Chairman for distribution to the other members of the Board.

Compensation Committee Report

The Compensation Committee of the Board of Directors (the "Committee") consists of independent directors whose responsibilities include the recommendation to the full Board of Directors of a compensation package for the Chief Executive Officer, review and approval of other senior executive officer compensation, review and approval of corporate management compensation policies, and management of the Company's stock option and equity incentive plans. The Committee believes that its compensation practices should present competitive compensation opportunities and align individual compensation with the goals, values and priorities of the Company. Compensation for executive officers currently consists of three basic elements: base compensation and benefits, periodic bonuses and salary "at-risk," and awards of long-term equity incentives through non-qualified stock options.

Current base compensation and benefits are based upon what the Committee believes to be the minimally acceptable levels its executive officers pending the Company's completion of its consolidation and recapitalization process. The Committee's practice moving forward will be to establish base compensation and benefits according to current analyses of comparable industry groups. Enhanced, so-called "at-risk" salaries and bonuses for executive officers are based on the attainment of specific objectives. No such salaries or bonuses were paid in 2003. Grants of non-qualified stock option awards are used to align the interests of all Company employees with those of stockholders of the Company and to encourage long-term retention of executives through periodic vesting. Awards were made during 2003 at current market prices, and most options vest with the attainment of certain performance goals and with time at the rate of one-fifth per year for each successive year of service. During 2003, options were awarded to 46 non-executive employees of the Company. Individual awards ranged from 2,500 to 10,000 shares based upon the individual's position and ability to positively impact Company results, and as adjusted according to his or her performance rating.

Compensation of Executive Officers

The following table sets forth compensation information for the Company's executive officers during the years indicated as relevant. As of December 31, 2003, no executive officer held shares of exercisable options for the Company's Common Stock.

Name and Principal Position                 Annual Compensation              Long-term Compensation        All Other
                                                                                                        Compensation
---------------------------------------------------------------------------------------------------------------------
                  Year Salary Bonus Other Securities Underlying
                                                                            Options Granted (shares)
---------------------------------------------------------------------------------------------------------------------
Kevin Kreisler                      2003  $  78,550  $      --  $      --                        --       $      --
Chairman & Chief Executive Officer  2002      7,211         --         --                    87,601              --

James Green                         2003     82,952         --         --                        --              --
President, Chief Operational Officer 2002        --         --         --                        --              --
& Acting Chief Financial Officer

Richard Krablin                     2003     34,569         --         --                        --              --
Chief Compliance Officer            2002         --         --         --                        --              --

Certain Relationships and Related Transactions

During 2003, and in connection with the Company's various acquisitions and the requirements of financings, the Company was party to the following significant related party transactions: (a) the purchase and conversion by Kevin Kreisler, the Company's Chairman, of debts totaling $530,000 into 2,019,048 shares of Common Stock primarily relating to the Company's acquisition of Metal Recovery Transportation, Corp.; (b) the purchase by the Chairman and his father of 416,667 and 208,333 shares of restricted Common Stock for $133,333 and $66,667, respectively; (c) the conversion by the Chairman of all outstanding officer loans and deferred salaries, price-protection obligations in relation to deferred salaries and officer loans from prior periods previously paid with equity but for which additional equity was due, and other amounts due into 3,131,222 shares of Common Stock; (d) the conversion by Jim Green, the President of the Company, of the Company's outstanding redemption obligations relating to its May 2003, acquisition of EnviroSafe, Corp., into 3,300,000 shares of Common Stock; (e) the conversion by the Chairman, President, Chief Compliance Officer, Board Members, and immediate family members of the Chairman of 12,500,000 shares of Common Stock into 933,492 shares of Series B Preferred Equity; (f) the completion of the Company's buy-out of its license agreement and the acquisition of the underlying technologies for 1,881,366 shares of Series A Preferred Equity; (g) the provision of services by the Chairman's spouse's company relating to the development of information systems in the approximate amount of $150,000, paid in the form of Common Stock and cash; and, (h) the provision and subsequent conversion of a loan of $517,500 by the Chairman's brother into 647,500 shares of Common Stock.

Audit Committee Report

The Audit Committee of the Board of Directors (the "Committee") consisted of James Hanrahan, Chairman of the Audit Committee, Stephen Lewen and Ron Pagano. Mr. Pagano served as a member of the committee until February 2004 when he passed away and has not been replaced. With the election of the current nominees, the Committee will consist solely of three non-employee "independent directors," as defined by the rules of the Nasdaq Stock Market which are applicable to membership on such committees, and that each member of each committee is free of any relationship that would interfere with his ability to exercise independent judgment. Based upon his training and experience as described above under "Directors and Executive Officers of the Company," the Board has also determined that James Hanrahan qualifies as an "audit committee financial expert," as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. The Committee operates under a charter approved by the Board, which is attached hereto and is available on the Company's website at www.veridium.com.

The Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements, and with the Company's auditors, WithumSmith + Brown, P.C. ("WSB"). The Company's independent auditor for 2003, WSB, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Committee has discussed with WSB the matters that are required to be discussed by Statement on Auditing Standards No. 61 "Communication With Audit Committees." WSB has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," and the Committee discussed with WSB that firm's independence. The Committee also considered whether WSB's provision of non-audit services, which for 2003 consisted exclusively of tax services, is compatible with WSB's independence.

Based on the considerations referred to above, the Committee recommended to the Board of Directors that the financial statements audited by WSB be included in the Company's Annual Report on Form 10KSB for 2003 and that WSB be appointed independent auditors for the Company for 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 5% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of those reports are to be furnished to the Company. Based solely on its review of copies of the reports received by it, or written representations from certain reporting persons, the Company believes that during 2003 such filing requirements were satisfied on a timely basis, except that Mr. Kreisler was late in filing certain Form 4 filings in 2003. Although such sales of Common Stock were reported on his March 2003 filing, each transaction was not listed separately, nor were the filings made during the corresponding periods during which each transaction occurred.

Fees Paid to Independent Accountants

Fees for professional services provided by the Company's independent accountants for the years ended December 31, 2003 and 2002 are as follows:

                                                       2003               2002
                                                     ---------------------------
Audit fees ...............................           $ 85,000           $150,000
Audit-related fees .......................             46,064
Tax fees .................................             15,000             28,000
All other fees ...........................               --
                                                     --------           --------
     Total fees ..........................           $146,064           $178,000
                                                     ========           ========

Audit fees consist of fees related to the Company's year end financial statements and review of the Company's quarterly reports on Form 10QSB. Audit-related fees principally include accounting consultations and an audit in connection with the acquisitions completed during 2003. Tax fees consist of fees related to analysis of the Company's net operating loss carryforwards in 2003 and preparation of the Company's federal, state, and local tax returns in 2003 and 2002. It is the policy of the Company's audit committee to approve all engagements of the Company's independent auditors to render audit or non-audit services prior to the initiation of such services.

                              STOCKHOLDER PROPOSALS

Stockholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 2005 Annual Meeting of Stockholders should submit the proposals in writing to the Secretary of the Company in accordance with all applicable rules and regulations of the SEC no later than December 31, 2004. A proposal by a shareholder submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the Company on or before December 31, 2004 or it will be considered untimely.

                                  OTHER MATTERS

THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10KSB WHICH INCLUDES ADDITIONAL INFORMATION ABOUT THE COMPANY. A COPY OF THE FORM 10KSB, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE, AND COPIES OF THE EXHIBITS WHICH ARE LISTED THEREIN WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S COSTS OF REPRODUCTION AND MAILING OF SUCH EXHIBITS. ALL SUCH REQUESTS SHOULD BE DIRECTED TO MARY CARROLL, ASSISTANT TO THE CHAIRMAN, VERIDIUM CORPORATION, 1 JASPER STREET, PATERSON, NEW JERSEY 07522, TELEPHONE: 973-942-7700, FACSIMILE:
973-942-7527.

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.


                              By Order of the Board of Directors,

                              Veridium Corporation



                              ---------------------------------
                              Richard Krablin, PhD
                              Secretary
                              April 29, 2004


THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                              VERIDIUM CORPORATION
                                  June 30, 2004



                   PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
                  IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

1. FOR or WITHHOLD AUTHORITY to vote for the following nominees for election as Director of the Company for a three-year term, until the 2007 Annual Meeting of Stockholders and until their respective successors shall be duly elected:

     Robert C. Shinn (3 year term)

          FOR ALL NOMINEES

          WITHHOLD  AUTHORITY

          To withhold authority to vote for an individual nominee, write the nominee's name on the line provided here:
                                                   ----------------------------

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE.

Signature of Stockholder:                                 Date:
                         --------------------------------      ----------------

Note: Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.





                              VERIDIUM CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints Kevin Kreisler, as Proxy, with full power to appoint his substitute, as the true and lawful attorney-in-fact and proxy for the undersigned, and hereby authorizes him to represent and to vote, as designated below, all of the shares of Common Stock of Veridium Corporation (the "Company") held by the undersigned of record on May 26, 2004, at the Annual Meeting of the Stockholders of the Company to be held on June 30, 2004 and at any and all adjournments thereof, and hereby revokes all former proxies. Each such proxy is hereby directed to vote upon the matters set forth on the reverse side hereof and, in his own discretion, upon such other matters as may properly come before the meeting.



       (continued and to be signed on the reverse side of this proxy card)

                                    EXHIBIT A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is appointed by and responsible to the Company's Board of Directors with the purpose of oversight of the accounting and financial reporting processes of the Company and the audits of its financial statements. The Audit Committee shall conduct its business in accordance with this Charter as amended from time to time by the Board of Directors and shall have the delegated  authority of the Board in conducting  its  business.  This Charter is intended to comply with applicable Nasdaq standards and SEC rules and regulations as in effect from time to time and shall be interpreted so as to give effect to this intention. This Charter will be reviewed and reassessed annually by the Audit Committee as to its adequacy and shall be revised as necessary to reflect the evolution of the Company's business and relevant developments in the business and regulatory worlds.

Organization

The Audit Committee shall be comprised of members of the Board of Directors, each of whom must meet the independence requirements of the applicable Nasdaq standards and the rules and regulations of the SEC under the Securities Exchange Act, and must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company for the past three years.

Audit Committee members must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.

At least one member of the Committee shall have past experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities as determined in accordance with applicable Nasdaq standards and the rules and regulations of the SEC.

The Committee shall consist of three outside Directors nominated and elected by the Board of Directors.

Authority

The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor and any other registered public accounting firm engaged (including resolutions of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services to the Company. Each such registered public accounting firm shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor (subject to the de minimis exceptions for non-audit services described in applicable SEC rules and regulations).

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services to the Company, and to any advisors employed by the Audit Committee and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

Responsibilities

The Audit Committee provides an oversight role with respect to the Company's financial statements and related regulatory requirements, its internal controls, and its process for adhering to ethical business standards. The Committee does not perform nor guarantee any functions performed by the independent auditor or the Company's internal financial and accounting organizations. Its oversight activities are conducted principally through pursuit of the following activities:

Financial Reporting. The Audit Committee shall:

(a) Review the Company's annual audited financial statements before release. The review shall include discussion with Company financial management and the independent auditor regarding any significant issues associated with accounting principles, adjustments, estimates and judgments. Based on its review, the Audit Committee shall make a recommendation to the Board of Directors concerning the inclusion of such financial statements, including disclosures made in management's discussion and analysis, in the Company's Annual Report.

(b) Review, or delegate review to the Committee Chairman of, the Company's quarterly financial statements before their release. The review shall include discussion with Company financial management and the independent auditor, if necessary, of any significant accounting issues.

(c) Review and discuss reports from the independent auditor on: (x) critical accounting policies and practices to be used; (y) alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and, (z) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(d) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered with the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(e) Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Company's annual and quarterly reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Internal Controls. The Audit Committee shall: (a) review independent auditor recommendations and management's response relative to internal controls; and,
(b) review periodically management's process for informing employees of the ongoing importance of maintaining internal controls and for complying with accounting standards.

Independent Auditor Relationships. The Audit Committee shall: (a) ensure receipt from the independent auditor of a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and the Audit Committee shall also actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and shall take appropriate action to oversee and ensure the independence of the independent auditor; and, (b) discuss with the independent auditor, at least annually, the auditor's judgment with respect to the quality of the Company's accounting principles as applied in its financial reporting.

Other Responsibilities. The Audit Committee shall additionally (a) review and approve all related party transactions required to be disclosed in the Company's SEC filings; (b) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; (c) review with corporate counsel legal matters which could have a significant impact on the Company's financial results; (d) review periodically with management and the independent auditor significant corporate risks and steps taken by management to minimize or mitigate such risks; (e) report periodically on the Committee's activities to the Board of Directors; (f) approve the Audit Committee report required to be included in the Company's proxy statement under SEC rules; (g) conduct an annual self-evaluation of the Committee; and, (h) review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors.